UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
LivePerson, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT SUPPLEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement Supplement (the “Supplement”) amends and supplements the definitive proxy statement of LivePerson, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2023 (the “Proxy Statement”) for the Company’s 2023 Annual Meeting of Stockholders to be held on October 5, 2023 (the “Annual Meeting”). This Supplement is being filed with the SEC and made available to stockholders on or about October 4, 2023.

This Supplement provides incremental detail with respect to the required vote applicable to Proposals, Two, Three, Five and Six, in particular that the affirmative vote of a majority of stock having voting power that is present virtually or represented by proxy at the Meeting, and entitled to vote on the subject matter of the proposal, is required to approve each these proposals. Accordingly, as previously disclosed in the Proxy Statement, broker non-votes will not affect the outcome of voting on these proposals.

The Company hereby revises the discussion under “What is the voting requirement to approve each of the proposals?” on pages 12-13 of the Proxy Statement to read in its entirety as follows:

What is the voting requirement to approve each of the proposals?

So long as there is a quorum, the voting requirements for the proposals to be presented at the Annual Meeting and the effects of abstentions, withhold votes and broker non-votes is as follows:

Proposal	Vote Required	Effect of Abstentions, Withhold Votes and Broker Non-Votes
Election of directors	Plurality of votes cast, meaning that the two nominees who receive the most “for” votes will be elected to the Board	Withhold votes have no effect on the outcome of the election of directors. Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal
Ratification of the appointment of the independent registered public accounting firm	Majority of the stock having voting power present in person or represented by proxy and entitled to vote on the subject matter of the proposal	An abstention has the same effect as a vote against the proposal. Broker discretionary voting is permitted with respect to this proposal
Advisory approval of the compensation of the Company’s named executive officers	Majority of the stock having voting power present in person or represented by proxy and entitled to vote on the subject matter of the proposal	An abstention has the same effect as a vote against the proposal. Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal
Advisory vote on frequency of future advisory votes to approve executive compensation	The frequency (every one, two or three years) receiving the most votes will be considered the frequency recommended by stockholders	An abstention has no effect on the outcome of this proposal. Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal
Amendment to the 2019 Stock Incentive Plan to increase the number of shares available for issuance thereunder	Majority of the stock having voting power present in person or represented by proxy and entitled to vote on the subject matter of the proposal	An abstention has the same effect as a vote against the proposal. Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal
Amendment to the 2019 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder	Majority of the stock having voting power present in person or represented by proxy and entitled to vote on the subject matter of the proposal	An abstention has the same effect as a vote against the proposal. Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal

The Company hereby revises the discussion under “Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm—Required Vote” on page 32 of the Proxy Statement to read in its entirety as follows:

Required Vote

The affirmative vote of a majority of the stock having voting power that is present virtually or represented by proxy at the Annual Meeting at which a quorum is present, and entitled to vote on the subject matter of the proposal, is required to ratify the Audit Committee’s selection of BDO. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the Company’s or our stockholders’ best interests.

The Company hereby revises the discussion under “Proposal No. 3 Advisory Approval of the Compensation of Our Named Executive Officers—Required Vote” on page 36 of the Proxy Statement to read in its entirety as follows:

Required Vote

Although, as an advisory vote, this proposal is not binding upon us or the Board or the Compensation Committee, which is responsible for approving or recommending to the full Board the amount and form of compensation to be paid to our executive officers, including our NEOs, will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on specific policies and desirable actions. The affirmative vote of a majority of the stock having voting power that is present virtually or represented by proxy at the Annual Meeting at which a quorum is present, and entitled to vote on the subject matter of the proposal, is required to approve this Proposal No. 3.

The Company hereby revises the discussion under “Proposal No. 5 Amendment to the 2019 Stock Incentive Plan—Required Vote” on page 90 of the Proxy Statement to read in its entirety as follows:

Required Vote

The affirmative vote of a majority of the stock having voting power that is present virtually or represented by proxy at our 2023 Annual Meeting at which a quorum is present, and entitled to vote on the subject matter of the proposal, is required to approve the 2019 Stock Incentive Plan Amendment.

The Company hereby revises the discussion under “Proposal No. 6 Amendment to the 2019 Employee Stock Purchase Plan—Required Vote” on page 94 of the Proxy Statement to read in its entirety as follows:

Required Vote

The affirmative vote of a majority of stock having voting power that is present virtually or represented by proxy at our 2023 Annual Meeting at which a quorum is present, and entitled to vote on the subject matter of the proposal, is required to approve the ESPP Amendment.

* * *

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all the information that you should read and consider before voting at the Annual Meeting, and the Proxy Statement contains other important additional information. We encourage you to read the Supplement together with the Proxy Statement.

If you have already voted, you do not need to take any action unless you wish to change your vote. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.